United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

April 20, 2009

Date of Report

(Date of Earliest Event Reported)

DIGITILITI, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	0001-53235	26-1408538
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

266 East 7th Street, 4th Floor

St. Paul, Minnesota 55101

 (Address of Principal Executive Offices)

(651) 925-3200

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2009, Brad D. Wenzel, the Company’s Chief Technical Officer (CTO), resigned his position and as a member of the Board of Directors.   Mr. Wenzel resigned to pursue new business opportunities in related, non-competing areas of mutual interest and a potential partnership with the Company related to its existing and new product storage solutions.  The Company does not intend to replace this position. The terms and conditions of a Confidential Separation and Release Agreement signed between the Company and Mr. Wenzel are “confidential,” but include items such as severance, non-compete and non-solicitation, assignment of any claims of intellectual property rights to the Company on all technology in which Mr. Wenzel may have claimed or had any interest, provisions for a potential business partnership in the future with the Company and other items typically found in these types of agreements.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITILITI, INC.

Date:	April 24, 2009	By:	/s/ Roy A. Bauer
Roy A. Bauer
CEO, President

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